Exhibit 5.1

Intercont (Cayman) Limited	D:	+852 3656 6054
+852 3656 6073

	E:	nathan.powell@ogier.com
rachel.huang@ogier.com

Ref: NMP/RYH/518877.00001

23 October 2026

Dear Sirs

Intercont (Cayman) Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registered direct offering and issuance of up to 15,000,000 class A ordinary shares of the Company of a par value of US$0.0625 each (the Shares) pursuant to the Securities Purchase Agreements (as defined in Schedule 1) and the Company’s registration statement on Form F-3 (File No. 333-298338) (including its exhibits, the Registration Statement) filed on 14 August 2026 and declared effective on 10 September 2026, the base prospectus dated 14 August 2026 contained therein, and the prospectus supplement dated 23 October 2026, forming a part of such prospectus (the Prospectus Supplement) with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act).

We are furnishing this opinion as Exhibit 5.1 to the Company’s current report on Form 6-K which will be incorporated by reference into the Registration Statement and the Prospectus Supplement (the Form 6-K).

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the documents set forth in Schedule 1. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3010 0960 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Register and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	all copies of the Registration Statement, the Prospectus Supplement and the Transaction Documents (as defined in Schedule 1) are true and correct copies and the Registration Statement, the Prospectus Supplement and the Transaction Documents conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement, the Prospectus Supplement or the Transaction Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions (as defined in Schedule 1) remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement, the Prospectus Supplement and the Transaction Documents, and no director has a financial interest in or other relationship to a party to the transactions contemplated by the Registration Statement, the Prospectus Supplement and the Transaction Documents which has not been properly disclosed in the Board Resolutions;

(h)	each of the parties to the Transaction Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(i)	each of the Transaction Documents has been authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(j)	each of the Transaction Documents is legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Registration Statement, the Prospectus Supplement or the Transaction Documents nor the exercise by any party to the Registration Statement, the Prospectus Supplement or the Transaction Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(l)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Prospectus Supplement, the Transaction Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(m)	no monies paid to or for the account of any party under the Registration Statement, the Prospectus Supplement and the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(n)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(o)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(p)	the Register of Writs (as defined in Schedule 1) constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court as at the time we conducted our investigation of such Register; and

(q)	the consideration payable for each Share will not be less than the par value of such Share, and the Purchase Price (as defined in the relevant Securities Purchase Agreement) for each Share will be paid in full to the Company on or before the Payment Date (as defined in the relevant Securities Purchase Agreement) in accordance with the relevant Securities Purchase Agreement before such Share is entered on the register of members of the Company as fully paid.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is US$250,000,000 divided into 23,200,000,000 shares comprising (i) 3,200,000,000 class A ordinary shares of a par value of US$0.0625 each, and (ii) 20,000,000,000 class B ordinary shares of a par value of US$0.0025 each.

Valid issuance of Shares

(c)	The Shares to be offered and issued by the Company as contemplated by the Registration Statement, the Prospectus Supplement and the Transaction Documents have been duly authorised and, when issued by the Company:

(i)	in accordance with the terms of, the Registration Statement, the Prospectus Supplement, the Transaction Documents, the Board Resolutions and the Memorandum and Articles (as defined in Schedule 1); and

(ii)	upon the entry of those Shares on the register of members of the Company,

shall be validly issued and,

(iii)	upon receipt by the Company of payment in full of the Purchase Price in respect of those Shares in accordance with the Transaction Documents,

shall be fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents reviewed to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents reviewed and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	We hereby consent to the filing of this opinion as an exhibit to the Form 6-K and to the reference to our firm under the heading “Legal Matters” of the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

6.2	This opinion may be used only in connection with the Shares by the Company while the Registration Statement and the Prospectus Supplement are effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier

Ogier

SCHEDULE 1

Documents examined

1	The certificate of incorporation of the Company dated 4 July 2023 issued by the Registrar.

2	The third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 5 June 2026 and filed with the Registrar on 18 June 2026 (the Memorandum and Articles).

3	The extract of resolutions passed by the director(s) of the Company on 5 September 2026.

4	The certificate of good standing dated 4 June 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	The register of directors and officers of the Company provided to us on 23 October 2026 (the Register).

6	A certificate from a director of the Company dated the same date as this opinion as to certain matters of facts (the Director’s Certificate).

7	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 22 October 2026 (the Register of Writs).

8	A search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 22 October 2026 (the CORIS Search).

9	The unanimous written resolutions of the directors of the Company passed on 14 August 2026 approving, among other things, the Registration Statement.

10	The unanimous written resolutions of the directors of the Company passed on 20 October 2026 approving, among other things, the Offering (as defined therein), the Transaction Documents and the Prospectus Supplement (together with item 9, collectively referred to as the Board Resolutions).

11	The Registration Statement and the Prospectus Supplement.

12	The New York law governed securities purchase agreements dated 21 October 2026 between the Company and each of the investors named therein (together, the Securities Purchase Agreements or the Transaction Documents).

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands court would have no grounds to set aside the limited liability of a shareholder.

6	Until the Purchase Price in respect of a Share has been paid in full, such Share will be nil paid, the holder of such Share will remain liable to the Company for the unpaid amount, and such Share may be liable to forfeiture in accordance with the Memorandum and Articles.

Register of Writs

7	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI$20,000.